Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National HealthCare Corporation

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-129461) and Forms S-8 (No. 333-61451 and 333-61459) of National HealthCare Corporation of our reports dated March 17, 2008, relating to the consolidated financial statements, financial statement schedule and the effectiveness of National HealthCare Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Nashville, Tennessee

March 17, 2008